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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                  FORM 8-A/A-3


                 REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) or 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          CHILDREN'S WONDERLAND, INC.
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             (Exact Name of Registrant as Specified in its Charter)



         CALIFORNIA                                      95-4455341
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  (State of incorporation                             (I.R.S. Employer
      or organization)                               Identification No.)



    28310 Roadside Drive, Suite 220
          Agoura, California                                  91301
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(Address of Principal Executive Offices)                    (Zip Code)



       Securities to be registered pursuant to Section 12(b) of the Act:
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                                      NONE


       Securities to be registered pursuant to Section 12(g) of the Act:


                      Common Stock, no par value per share
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                                (Title of Class)


                       Warrants to purchase Common Stock
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                                (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          The description of the Common Stock and Warrants of Registrant set forth under the caption "Description of Securities" in Registrant's Registration Statement on Form SB-2 (File No. 333-00400-LA) as originally filed on January 17, 1996, or as subsequently amended (the "Form SB-2 Registration Statement"), and in the Prospectus included in the Form SB-2 Registration Statement, or, if such description is subsequently amended, the description as subsequently amended, is hereby incorporated by reference in response to this item. Registrant's securities are no longer listed for trading on the Boston Stock Exchange. Registrant's securities are now traded over-the-counter.


ITEM 2.   EXHIBITS

          The following exhibits are filed as part of this registration statement:

Exhibit Number                    Exhibit Title or Description
--------------      ---------------------------------------------------------
     3.1*           Registrant's Articles of Incorporation
     3.2*           Registrant's Bylaws
     4.1*           Form of Warrant Agreement and Specimen Warrant Certificate
     4.2*           Form of Underwriters' Unit Purchase Option
     4.3*           Form of Specimen Certificate for Registrant's Common Stock
    28.01*          Section entitled "Description of Securities" on page 48
                    of the Form SB-2 Registration Statement


* Filed as an exhibit to or as a part of the Form SB-2 Registration Statement and incorporated herein by reference.



                                   SIGNATURE

          Pursuant to this requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  May 5, 1997                   CHILDREN'S WONDERLAND, INC.


                                      /s/  Debby S. Bitticks
                                      ------------------------------------
                                      By:  Debby S. Bitticks
                                           Chief Executive Officer




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